UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 25, 2006, the stockholders of Kosan Biosciences Incorporated (the “Company”), upon the recommendation of the Board of Directors of the Company (the “Board”), approved the Kosan Biosciences Incorporated 2006 Equity Incentive Plan (the “2006 Plan”). The 2006 Plan supersedes and replaces the 1996 Stock Option Plan, as amended (the “1996 Plan”). In addition, by adoption of the 2006 Plan, the terms of the 2000 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), are amended to remove the automatic, annual increase to the number of shares reserved for issuance under the Directors’ Plan.

The purpose of the 2006 Plan is to secure and retain the services of employees, directors and consultants of the Company and its affiliates and to provide a means by which such eligible individuals may be given an opportunity to benefit from increases in the value of the Company’s common stock through the granting of stock awards, thereby aligning the long-term compensation and interests of those individuals with the Company’s stockholders. The 2006 Plan provides for the granting of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, and other forms of equity compensation. The 2006 Plan also provides for the granting of performance stock awards and performance cash awards so that the Board’s Compensation Committee may use performance criteria in establishing specific targets to be attained as a condition to the grant or vesting of one or more awards under the 2006 Plan.

The maximum number of shares of common stock available for issuance under the 2006 Plan can not exceed the sum of: (a) the number of shares remaining available for issuance under the 1996 Plan as of May 25, 2006; (b) an additional 2,000,000 shares; and (c) the number of shares subject to outstanding options under the 1996 Plan as of May 25, 2006 that would otherwise have reverted to the share reserve under the 1996 Plan pursuant to the terms of the 1996 Plan if the 2006 Plan had not been adopted and approved by the Company’s stockholders.

The foregoing description is qualified in its entirety by the complete 2006 Plan, which, along with the form of agreement for certain awards granted thereunder, are filed as exhibits hereto.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibit	Exhibit Title
10.36	Kosan Biosciences Incorporated 2006 Equity Incentive Plan.

10.37	Form of Stock Option Grant Notice and Stock Option Agreement under the Kosan Biosciences Incorporated 2006 Equity Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kosan Biosciences Incorporated

Dated: June 1, 2006	By:	/s/ Margaret A. Horn
Margaret A. Horn, Senior Vice President, Legal and Corporate Development, General Counsel and Secretary